UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b) Departure of Named Executive Officer.

On October 26, 2020, ACI Worldwide, Inc. (the “Company”) announced that Craig Saks will cease serving as Chief Strategy and Transformation Officer, effective as of December 31, 2020. Mr. Saks will continue to receive his current salary and benefits through December 31, 2020. Mr. Saks will be eligible for severance and medical continuation benefits under the Company’s existing Severance Pay Plan, which is described in the Company’s 2020 Proxy Statement.

(d) Election of Director.

On October 22, 2020, Charles Bobrinskoy and Didier Lamouche joined the Company’s Board of Directors (the “Board”) as independent directors. A press release announcing the new directors is filed as Exhibit 99.1 to this report.

Mr. Bobrinskoy will serve on the Company’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Lamouche will serve on the Company’s Compensation and Leadership Development Committee and Risk Committee. Each of Mr. Bobrinskoy and Mr. Lamouche will serve until the 2021 Annual Meeting of Stockholders and thereafter, until their respective successors are duly elected and qualified. Each of Mr. Bobrinskoy and Mr. Lamouche will participate in the Company’s standard non-employee director compensation agreements.

Mr. Bobrinskoy is the vice chairman, Head of Investment Group and Portfolio Manager of Ariel Investments, LLC, an investment firm with over $13 billion in assets under management, and has more than 30 years of leadership experience with public equity and global financial institutions. Prior to Ariel Investments, Mr. Bobrinskoy held positions of increasing responsibility at Citigroup, Inc. and its predecessor Salomon Brothers, leading to his appointment as managing director, Head of North American Investment Bank Branches.

Mr. Lamouche is the former president and CEO of Oberthur Technologies Group SAS (now IDEMIA France), and has more than 35 years of global operational and sales management experience in the technology and adjacent industries, including semiconductors, information technology services, telecommunications and cybersecurity. He has previously worked for ST-Microelectronics and Bull SA, and spent the majority of his early career with IBM.

There is no agreement or understanding between either of Mr. Bobrinskoy or Mr. Lamouche and any other person pursuant to which they were elected to the Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence which conform to the independence requirements in the NASDAQ Global Select Market listing standards. In accordance with these guidelines, the Board has determined that each of Mr. Bobrinskoy and Mr. Lamouche are independent. Neither Mr. Bobrinskoy nor Mr. Lamouche is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	October 23, 2020 Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President and General Counsel

Date: October 26, 2020